Exhibit 99.1
COMTECH NAMES JUDY CHAMBERS TO BOARD OF DIRECTORS
New Director Adds Extensive Financial Expertise and Further Diversifies the Board
Three Longstanding Directors to Retire as Part of Ongoing Board Refreshment

Melville, N.Y. - July 22, 2021 - Comtech Telecommunications Corp. (NASDAQ: CMTL), a global leading provider of next-generation 911 emergency systems and secure wireless communications technologies, announced today that Judy Chambers, Managing Principal of Meketa Investment Group, has been appointed to Comtech’s Board of Directors, effective at the start of Comtech’s fiscal year 2022 which begins August 1, 2021. She will serve as Chair of the Board’s Nominating and Governance Committee, which oversees the Company’s corporate governance practices and processes, including its inclusiveness and diversity efforts.

Fred Kornberg, Comtech’s Chairman and CEO, said, “We are delighted to welcome Judy to the Board. She brings 30 years of business and leadership experience and deep financial knowledge from a career in corporate finance and investment advisory, and we look forward to benefitting from her outstanding capabilities and valuable perspective as well as her experience fostering equality, inclusion and diversity. She will make a significant contribution to our Board as we create and deliver sustained value for our shareholders and all our stakeholders.”

Judy Chambers is a Managing Principal, and member of the Board of Directors of Meketa Investment Group, an investment consulting and advisory firm with over $1.5 trillion of assets under advisement. She serves on the Board of Trustees of the Community Service Society of New York, a nonprofit focused on alleviating income inequality, is Chair of the Advisory Board of the Robert Toigo Foundation, which promotes stronger stakeholder returns in the financial industry through inclusion and diversity. Judy also serves on the Advisory Board of the Jazz Foundation of America. Judy holds a B.A. from Duke University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Separately, Comtech announced the retirements of directors Edwin Kantor, Ira Kaplan and Robert Paul from the Comtech Board following the Company’s fiscal 2021 annual meeting, which is anticipated to occur in December 2021. Upon conclusion of the annual meeting, existing Board member and Chairman of the Audit Committee, Lawrence Waldman, will become Lead Independent Director and the size of Comtech’s Board will be reduced to five members, four of whom will be independent.

Mr. Kornberg added, “On behalf of the Board, I want to express my profound thanks to Ed, Ira and Bob for their years of invaluable service and contributions to Comtech and our shareholders. Across Comtech, we take seriously our responsibilities as an essential provider for the safety and security of communities and advancing economic opportunity for everyone. To this end, the Board is committed to maintaining the right mix and balance of skills, experience, diversity and viewpoints through ongoing Board refreshment. Following the appointments of four independent directors in the past several years, our longstanding directors are able to retire with the utmost confidence in the continued stewardship of our company.”

About Comtech
Comtech Telecommunications Corp. is a leading provider of next-generation 911 emergency systems and critical wireless communication technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions to customers in more than 100 countries. For more information, please visit www.comtechtel.com.

Forward-Looking Statements
Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in Securities and Exchange Commission filings.

PCMTL
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Media Contact:
Kekst CNC
Kimberly.Kriger@kekstcnc.com / Nick.Capuano@kekstcnc.com
(212) 521-4800

Investor Contact:
Michael D. Porcelain
(631) 962-7005
investors@comtechtel.com